UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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Filed by Party other than Registrant	[ ]

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[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement	[ ]	Definitive Additional Materials

[ ]	Soliciting Materials Pursuant to §240.14a-12

COCRYSTAL PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, WA 98011

(786) 459-1831

Dear Shareholder:

We are pleased to invite you to attend the 2019 Annual Meeting of the shareholders of Cocrystal Pharma, Inc., which will be held at 2:00 p.m. PDT on June 21, 2019 at 19805 N. Creek Parkway, Bothell, WA 98011, for the following purposes:

1.	Elect six members of the Board of Directors for a one-year term expiring at the next annual meeting of shareholders;

2.	Approve an amendment to Cocrystal’s 2015 Equity Incentive Plan (the “Plan”) to increase the number of authorized shares under the Plan by 2,294,762 shares of common stock to a total of 5,000,000 shares of common stock;

3.	Ratify the appointment of Weinberg & Company, P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	Transact such other matters as may properly come before the Annual Meeting.

Cocrystal’s Board of Directors has fixed the close of business on April 24, 2019 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 21, 2019: This Proxy Statement and Form 10-K are available at: https://www.proxyvote.com.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 1:00 p.m. PDT. Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the Internet, by phone or by signing and dating the enclosed proxy and returning it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors:

/s/ James Martin
James Martin
Corporate Secretary

Dated: April 30, 2019

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

i

Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, WA 98011

(786) 459-1831

2019 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Cocrystal Pharma, Inc., a Delaware corporation (“Cocrystal” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2019 Annual Meeting of Shareholders of Cocrystal (the “2019 Annual Meeting”) to be held at 2:00 p.m. PDT on June 21, 2019 at 19805 N. Creek Parkway, Bothell, WA 98011. The proxy materials relating to the 2019 Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about April 30, 2019. A copy of our Form 10-K for the year ended December 31, 2018 is being mailed concurrently with this Proxy Statement.

Who is Entitled to Vote?

Our Board has fixed the close of business on April 24, 2019 as the record date for a determination of shareholders entitled to notice of, and to vote at, the 2019 Annual Meeting or any adjournment thereof. On the record date, there were 31,620,646 shares of common stock issued, outstanding and entitled to vote. Each share of Cocrystal common stock represents one vote that may be voted on each matter that may come before the 2019 Annual Meeting. As of the record date, Cocrystal had issued no preferred stock which is entitled to vote.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with Equity Stock Transfer, our transfer agent, you are the “record holder” of those shares. If you are a record holder, this Proxy Statement has been provided directly to you by Cocrystal.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the 2019 Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date. Please see below for instructions on how to vote at the 2019 Annual Meeting if your shares are held in street name.

How Do I Vote?

If you are a shareholder of record, you may vote:

1.	By Internet. The website address for Internet voting is on your proxy card.

2.	By phone. Call 1 (800) 690-6903 and follow the instructions on your proxy card.

3.	By mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	In person. In person at the 2019 Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

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If your shares are held in street name, you may vote:

1.	By Internet. The website address for Internet voting is on your vote instruction form.

2.	By mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	In person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the 2019 Annual Meeting. Please read below for further instruction.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the 2019 Annual Meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement) and a legal proxy from your nominee authorizing you to vote your shares.

What constitutes a Quorum?

To carry on the business of the 2019 Annual Meeting, we must have a quorum of shareholders present. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the record date, are represented in person or by proxy. Shares owned by Cocrystal are not considered outstanding or considered to be present at the 2019 Annual Meeting. Broker non-votes (because there are routine matters presented at the 2019 Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Cocrystal is unable to obtain a Quorum?

If a quorum is not present to transact business at the 2019 Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the 2019 Annual Meeting, the persons named as proxies may propose one or more adjournments of the 2019 Annual Meeting to permit solicitation of proxies.

What if I sign and return my proxy without making any selections?

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted “FOR” Proposals 1, 2, and 3. If other matters properly come before the 2019 Annual Meeting, the proxy holders will have the authority to vote your shares at their discretion.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If your shares are held in street name, you must instruct the organization that holds your shares how to vote your shares. Such organization is bound by the rules of the Nasdaq Stock Market regarding whether or not it can exercise discretionary voting power for any particular proposal in the absence of voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum.

The table below sets forth, for each proposal on the ballot, whether a nominee organization can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Broker Discretionary Vote Allowed	Impact of Broker Non-Vote

1. Elect the Board of Directors;	No	None

2. Approve an amendment to Cocrystal’s 2015 Equity Incentive Plan (the “Plan”) to increase the number of authorized shares under the Plan by 2,294,762 shares of common stock to a total of 5,000,000 shares of common stock;	No	None

3. Ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019.	Yes	N/A

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As a result, if you do not provide voting instructions to your nominee organization, your shares will not be voted on Proposals 1 and 2.

If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the proposals.

How Many Votes are Needed for Each Proposal to Pass?

Proposals	Vote Required

1. Elect the Board of Directors;	Plurality of shares present and entitled to vote on the matter

2. Approve an amendment to the Plan to increase the number of authorized shares under the Plan by 2,294,762 shares of common stock to a total of 5,000,000 shares of common stock;	Majority of the shares present and entitled to vote on the matter

3. Ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019.	Majority of the shares present and entitled to vote on the matter

Election of Directors. In order to be elected to the Board, each nominee must receive a plurality of the aggregate voting power of the shares present at the meeting in person or by proxy and entitled to vote on the election of directors. This means that the director nominees who receive the highest number of votes “FOR” their election are elected. You may vote “FOR” all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Shareholders may only vote “FOR” or withhold their votes with respect to the election of the nominees to the Board.

Amendment to the Plan and Ratification of Auditor. The affirmative vote of a majority of the shares represented at the 2019 Annual Meeting and entitled to vote on the matter is required for the approval of the Plan Amendment and ratification of the selection of Weinberg & Company, P.A. (“Weinberg”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

How are abstentions treated?

Proposals	Effect of Abstentions on the Proposal

1. Elect the Board of Directors;	Not applicable

2. Approve an amendment to Cocrystal’s 2015 Equity Incentive Plan to increase the number of authorized shares under the Plan by 2,294,762 shares of common stock to a total of 5,000,000 shares of common stock;	Against

3. Ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019.	Against

Abstentions will have the same effect as a vote “AGAINST” Proposals 2 and 3. Withheld votes will not have any effect on Proposal 1.

What are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

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Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the 2019 Annual Meeting by giving written notice of revocation to the Corporate Secretary of Cocrystal bearing a later date than your proxy, by executing and delivering to the Corporate Secretary of Cocrystal a proxy card dated after the date of your proxy, or by voting in person at the 2019 Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Cocrystal Pharma, Inc., 4400 Biscayne Boulevard, Miami, FL 33137.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Cocrystal. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2019 Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Messrs. Gary Wilcox and James Martin, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2019 Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares “FOR” such other candidate or candidates as may be properly nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Cocrystal stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: 4400 Biscayne Boulevard, Miami, FL 33137.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Cocrystal shareholders with any of the proposals brought before the 2019 Annual Meeting.

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Can a Shareholder Present a Proposal To Be Considered At the 2020 Annual Meeting?

If you wish to submit a proposal to be considered at the 2020 annual meeting of shareholders, the following is required:

●	For a shareholder proposal to be considered for inclusion in Cocrystal’s Proxy Statement and proxy card for the 2020 annual meeting of shareholders (the “2020 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) our Corporate Secretary must receive the written proposal no later than January 1, 2020, which is 120 calendar days prior to the anniversary date Cocrystal’s Proxy Statement was mailed to shareholders in connection with the 2019 Annual Meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials.

●	Our Bylaws include advance notice provisions that require shareholders desiring to recommend or nominate individuals for election to the Board or who wish to present a proposal at the 2020 Annual Meeting to do so in accordance with the terms of the advance notice provisions. For a shareholder proposal or a nomination that is not intended to be included in Cocrystal’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal no later than 90 calendar days prior to the 2020 Annual Meeting; provided, however, that in the event that less than 100 days’ notice of public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be received no later than close of business on the tenth day after public disclosure of the 2020 Annual Meeting is made. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-8 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. Your notice must contain the specific information set forth in our Bylaws.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to our Corporate Secretary at 4400 Biscayne Boulevard, Miami, FL 33137.

We reserve the right to amend our Bylaws and any change will apply to the 2020 Annual Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to our board of nominees set forth herein, none of the officers or directors have any interest in any of the matters to be acted upon at the 2019 Annual Meeting.

Where can I find voting results of the 2019 Annual Meeting?

We will announce the results for the proposals voted upon at the 2019 Annual Meeting and publish voting results in a Current Report on Form 8-K filed within four business days after the 2019 Annual Meeting.

The Board Recommends that Shareholders Vote “FOR” Proposals 1, 2 and 3.

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PROPOSAL 1.

ELECTION OF DIRECTORS

Pursuant to the authority granted to our Board of Directors (the “Board”) under our Bylaws, the Board has fixed the number of directors constituting the entire Board at six. The Board currently consists of six directors.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, our Board has nominated the six current directors named below to be elected as directors at the 2019 Annual Meeting, each to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board.

The Board recommends a vote “For” the election of all of the director nominees.

NOMINEES FOR DIRECTOR

The following table sets forth information provided by the nominees as of the record date. All of the nominees are currently serving as directors of Cocrystal. All of the nominees have consented to serve if elected by our shareholders. There are no family relationships among our directors and executive officers.

Name	Age	Position

Gary Wilcox	72	Chairman and Chief Executive Officer

Todd Brady	40	Director

Phillip Frost	82	Director

Jane Hsiao	72	Director

Anthony Japour	59	Director

Steven Rubin	58	Director

Director Nominees Biographies

Gary Wilcox, Ph.D., Chairman and Chief Executive Officer

Dr. Wilcox has been a director of Cocrystal since January 2, 2014 and has served as the Chief Executive Officer since July 22, 2016. Dr. Wilcox has served as Chairman since February 1, 2019. From January 2, 2014 until March 11, 2015, Dr. Wilcox served as the Chairman of the Board (Co-Chairman beginning November 25, 2014) and Chief Executive Officer of Cocrystal. He is a co-founder of Cocrystal Discovery and served as its Chief Executive Officer from 2008 through March 2015. Since 2012, Dr. Wilcox has been a director of the Daily Journal Corporation (Nasdaq:DJCO), a publisher of legal newspapers and websites, and a developer of legal case management software. From 1993 to 2007, Dr. Wilcox served as Executive Vice President of Operations and a member of the Board of Directors of Icos Corporation (Nasdaq:ICOS), where he played a key role in the development of Cialis, a drug with annual sales of $2 billion. In 1982, Dr. Wilcox co-founded Ingene Inc. (Nasdaq:IGEI), serving as its Chairman, President and CEO through private financings, an IPO and a successful merger with XOMA Corporation (Nasdaq:XOMA) in 1989. From 1989-1993 Dr. Wilcox was Vice Chairman of the Board of Directors and Executive Vice President of Xoma. From 1974 until 1984, Dr. Wilcox was a Professor of Microbiology and a member of the Molecular Biology Institute at UCLA. He has served on 15 boards of directors including Nasdaq, New York and London stock exchange companies as well as private technology companies.

Dr. Wilcox’s qualifications to serve on our Board include his 30 years of experience as an executive in biotechnology companies, his technical expertise in drug discovery and development, and his public company board of directors experience.

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Todd Brady, Director

Mr. Brady has been a director of Cocrystal since January 31, 2019. Mr. Brady has served as the Director of Finance and Investments at Brace Pharma Capital, Inc., a strategic investment firm, since April 2014. He also serves as a director for Brace Pharma portfolio companies GeNO LLC, Avidity Biosciences, Inc. and Tyrogenex, Inc., and formerly served as a board observer for Miragen Therapeutics. Mr. Brady has an extensive and diverse background in Capital Markets, working in equity research, asset management, private equity and corporate banking over the duration of his career. He has a Master of Business Administration degree from the Schulich School of Business (York University) and is a Chartered Financial Analyst (CFA).

Mr. Brady was designated by Dr. Raymond Schinazi, our principal shareholder, pursuant to the Stockholder Rights Agreement, dated November 24, 2014. Mr. Brady’s qualifications to serve on our Board of Directors include his experience in Capital Markets and finance.

Phillip Frost, M.D., Director

Dr. Frost has been a director of Cocrystal since January 2, 2014 and has been a director of Cocrystal Discovery since 2008. He has served as CEO and Chairman of OPKO Health Inc. (Nasdaq:OPKO) (“OPKO”), a multi-national pharmaceutical and diagnostics company since March 2007. Dr. Frost was named Chairman of the Board of Ladenburg Thalmann Financial Services Inc. (“Ladenburg Thalmann”) (NYSE American:LTS), an investment banking, asset management, and securities brokerage firm providing services through its principal operating subsidiary, Ladenburg Thalmann & Co. Inc., in July 2006 and has been a director of Ladenburg Thalmann from 2001 until 2002 and again since 2004. Dr. Frost also serves as a director for Castle Brands (NYSE American:ROX), a developer and marketer of premium brand spirits. He serves as a member of the Board of Trustees of the University of Miami, the Skolkovo Foundation Scientific Advisory Council in Russia, the Shanghai Institute for Advanced Immunochemical Studies in China, and The Florida Council of 100 and as a Trustee of each of the Miami Jewish Home for the Aged and the Mount Sinai Medical Center. He serves as Chairman of Temple Emanu-El, Governor of Tel Aviv University and is a member of the Executive Committee of The Phillip and Patricia Frost Museum of Science. Dr. Frost served as a director of Teva Pharmaceutical Industries, Limited, or Teva (NYSE:TEVA) from January 2006 until February 2015 and had served as Chairman of the Board of Teva from March 2010 until December 2014 and as Vice Chairman from January 2006 until March 2010. Dr. Frost previously served as Vice Chairman of Cogint, Inc., and as a director for Sevion Therapeutics, Inc. prior to its merger with Eloxx Pharmaceuticals, Inc., SafeStitch Medical Inc. prior to its merger with TransEnterix, Inc., and PROLOR Biotech, Inc. prior to its acquisition by OPKO in August 2013, and as Governor and Co-Vice Chairman of the American Stock Exchange (now NYSE American).

Dr. Frost had served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation (“IVAX”) from 1987 until its acquisition by Teva in January 2006. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 until the acquisition of Key Pharmaceuticals, Inc. by Schering Plough Corporation in 1986.

Dr. Frost has successfully founded several pharmaceutical companies and overseen the development and commercialization of a multitude of pharmaceutical products. This combined with his experience as a physician and chairman and/or chief executive officer of large pharmaceutical companies has given him insight into virtually every facet of the pharmaceutical business and drug development and commercialization process. He is a demonstrated leader with keen business understanding and is uniquely positioned to help guide our Company.

Jane H. Hsiao, Ph.D., M.B.A., Director

Dr. Hsiao has been a director of Cocrystal since January 2, 2014 and has been a director of Cocrystal Discovery since 2008. She has served as Vice-Chairman and Chief Technical Officer of OPKO since May 2007 and as a director since February 2007. Dr. Hsiao has served as Chairman of the Board of Non-Invasive Monitoring Systems, Inc. (OTC:NIMU), a medical device company, since October 2008 and was named Interim Chief Executive Officer of Non-Invasive Monitoring Systems, Inc. in February 2012. Dr. Hsiao is also a director of each of TransEnterix, Inc. (NYSE American:TRXC), a medical device company, Neovasc, Inc. (NasdaqCM:NVCN), a company developing and marketing medical specialty vascular devices. Dr. Hsiao previously served as a director for PROLOR Biotech, Inc. prior to its acquisition by OPKO in August 2013, and as Chairman of the Board of SafeStitch Medical, Inc. prior to its merger with TransEnterix, Inc. Dr. Hsiao served as the Vice Chairman-Technical Affairs of IVAX from 1995 to January 2006. Dr. Hsiao served as Chairman, Chief Executive Officer and President of IVAX Animal Health, IVAX’s veterinary products subsidiary, from 1998 to 2006.

Dr. Hsiao’s qualifications to serve on our Board of Directors include her background in pharmaceutical chemistry and strong technical expertise, as well as her senior management experience at OPKO and IVAX. In addition, as a result of her role as director and/or chairman of other companies in the biotechnology and life sciences space, she has a keen understanding and appreciation of the many regulatory and development issues confronting pharmaceutical and biotechnology companies.

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Anthony Japour, M.D., Director

Dr. Japour has been a director of Cocrystal since April 4, 2019. Since February 2016, Dr. Japour has been a medical director at ICON Plc, a global provider of outsourced development services to the pharmaceutical, biotechnology and medical device industries. Additionally, since November 2006, Dr. Japour has been the principal of Anthony Japour & Associates, Medical and Scientific Consulting, Inc., a consulting company. From April 2012 until February 2016, Dr. Japour was a medical physician at the Elite Health Medical Group and South Florida Cardiology Associates P.A.

Dr. Japour was designated by Dr. Raymond Schinazi, our principal shareholder, pursuant to the Stockholder Rights Agreement, dated November 24, 2014. Dr. Japour’s qualifications to serve on our Board of Directors include his over 25 years of experience in the pharmaceutical and biotechnology businesses. Additionally, Dr. Japour has extensive experience in the clinical trial process.

Steven D. Rubin, Director

Mr. Rubin has been a director of Cocrystal since January 2, 2014 and a director of Cocrystal Discovery since 2008. Mr. Rubin has been the Executive Vice President of OPKO, since May 2007 and a director of OPKO since February 2007. Mr. Rubin is a member of The Frost Group, LLC, a private investment firm. In addition to OPKO, Mr. Rubin currently serves as Chairman of Neovasc, Inc. (NasdaqCM:NVCN), a developer of vascular devices, and is on the Boards of Directors of Non-Invasive Monitoring Systems, Inc. (OTC:NIMU), a medical device company, Kidville, Inc. (OTC:KVIL), which operates upscale learning and play facilities for children, Eloxx Pharmaceuticals, Inc. (NasdaqGM:ELOX), a clinical-stage biopharmaceutical company developing novel RNA-modulating drug candidates that are designed to treat rare and ultra-rare premature stop codon diseases, Castle Brands, Inc. (NYSE MKT:ROX), a marketer of premium spirits, Red Violet (NasdaqCM:RDVT), a software services company spun off from Cogint, Inc., and Chromadex Corp., an integrated, global nutraceutical company devoted to improving the way people age. Mr. Rubin previously served as a director of Cogint, Inc. (NasdaqGM:COGT), an information solutions provider focused on the data-fusion market, prior to the spin-off of its data and analytics operations and assets into Red Violet, Inc., Sevion Therapeutics, Inc., prior to its merger with Eloxx Pharmaceuticals, Inc., Dreams, Inc. (NYSE American:DRJ), a vertically integrated sports licensing and products company, Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc., SciVac Therapeutics, Inc. prior to its merger with VBI Vaccines, Inc., Tiger X Medical, Inc. prior to its merger with BioCardia, Inc., and PROLOR Biotech, Inc., prior to its acquisition by OPKO in August 2013. Mr. Rubin also served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006.

Mr. Rubin’s qualifications to serve on our Board include extensive leadership, business, and legal experience, as well as tremendous knowledge of our business and the pharmaceutical industry generally. He has advised pharmaceutical companies in several aspects of business, regulatory, transactional, and legal affairs for more than 24 years. His experience as a practicing lawyer, general counsel, and board member to multiple public companies, including several pharmaceutical and life sciences companies, has given him broad understanding and expertise, particularly relating to strategic planning and acquisitions.

EXECUTIVE OFFICERS

Name	Age	Position

Gary Wilcox*	72	Chairman and Chief Executive Officer

Sam Lee	60	President

James Martin	52	Chief Financial Officer

* Dr. Wilcox’s biography is set forth above under “Nominees for Director.”

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Sam Lee, Ph.D., President

Dr. Lee has served as our President since January 2, 2014. From January 2, 2014 to November 22, 2014, Dr. Lee was a director of Cocrystal. He is a co-founder of Cocrystal Discovery and has been President and a director of Cocrystal Discovery since 2007. He has over 20 years of anti-infective drug discovery research experience. Prior to being a co-founder of Cocrystal, he managed anti-infective, oncology, and inflammation drug discovery projects for eight years at ICOS Corporation. Dr. Lee was responsible for incorporating protein crystallography and structural biology approaches into ICOS research. He received his Ph.D. in Biological Sciences from the University of Notre Dame, and completed postdoctoral training in viral replication biochemistry with Dr. I. R. Lehman at Stanford University. While at Stanford, Dr. Lee founded and was Chief Executive Officer of Viral Assays in Cupertino, CA.

James J. Martin, Chief Financial Officer

Mr. Martin has served as our Chief Financial Officer since June 1, 2017. Prior to that, from February 23, 2017 through May 30, 2017, Mr. Martin served as our Interim Chief Financial Officer. Mr. Martin has also served as Chief Financial Officer of Non-Invasive Monitoring Systems, Inc. (OTC:NIMU) since January 2011. From November 2016 to February 2017, Mr. Martin served as Chief Financial Officer of Motus GI Holdings, Inc., a privately held medical device company. From September 2014 to November 2016, Mr. Martin served as Chief Financial Officer of VBI Vaccines Inc. (formerly SciVac Therapeutics, Inc.) (Nasdaq:VBIV), a pharmaceutical development and manufacturing company. From April 2014 to September 2015, Mr. Martin served as Chief Financial Officer of Vapor Corp, Inc. (Nasdaq:VPCO), a vaporizer retail and wholesale company. From January 2011 to October 2013, Mr. Martin served as Chief Financial Officer of SafeStitch prior to its merger with TransEnterix, Inc (NYSE:TRXC).

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CORPORATE GOVERNANCE

Board Committees and Charters

The Board and its committees meet and act by written consent from time to time as appropriate. The Board has formed the following four standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Corporate Governance and Nominating. These committees regularly report on their activities and actions to the Board.

Each of our Audit, Compensation, and Corporate Governance and Nominating Committees has a written charter. Each of these committee charters is available through the “Investors” section on our website, which can be found at www.cocrystalpharma.com. The information on, or that can be accessed through, our website is not incorporated into this Proxy Statement.

The following table identifies the independent and non-independent current Board and Committee members.

Name	Independent	Audit	Compensation	Corporate Governance and Nominating

Gary Wilcox

Todd Brady	X	X

Phillip Frost	X	X

Anthony Japour	X		X	X

Jane Hsiao	X		X	Chair

Steven Rubin	X	Chair	Chair	X

All of the directors attended over 75% of the applicable Board and Committee meetings held in 2018.

Board and Committee Meetings

Our Board held a total of six meetings during the fiscal year ended December 31, 2018. We have no formal policy regarding attendance by directors or officers at our shareholder meetings. Dr. Wilcox attended our annual shareholders’ meeting on behalf of the Board and management in 2018.

During 2018, our Audit Committee held a total of four meetings, the Compensation Committee held one meeting and the Corporate Governance and Nominating Committee did not hold any formal meetings.

Independence

Our Board, in the exercise of its reasonable business judgment, has determined that each of Cocrystal’s directors qualifies as an independent director pursuant to Rule 5605(a)(2) of Nasdaq Listing Rules and applicable SEC rules and regulations, with the exception of Dr. Gary Wilcox. In considering Dr. Phillip Frost’s independence, the Board considered the large beneficial ownership position held by him directly and through entities controlled by him.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of the Board was at any time during 2018 or at any other time an officer or employee of Cocrystal. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or the Compensation Committee. No member of the Compensation Committee has any other business relationship or affiliation with us other than his or her service as a director.

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Audit Committee

The Audit Committee’s primary role is to review our accounting policies and any issues which may arise in the course of the audit of our financial statements. The Audit Committee selects our independent registered public accounting firm, approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm. The Audit Committee also reviews the audit and non-audit fees of the auditors. Our Audit Committee is also responsible for certain corporate governance and legal compliance matters including internal and disclosure controls and compliance with the Sarbanes-Oxley Act of 2002.

Our Board has determined that each member of the Audit Committee meets the enhanced independence requirements to audit committee members under Rule 5605(c)(2) of Nasdaq Listing Rules and under Rule 10A-3 under the Exchange Act. The Board has also determined that Steven Rubin and Todd Brady are each qualified as an Audit Committee Financial Expert, as that term is defined by Item 407(d)(5)(ii) of Regulation S-K and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering our equity compensation plans including the Plan.

The Compensation Committee may delegate any or all of its duties or responsibilities to a subcommittee, to the extent consistent with the Company’s Certificate of Incorporation, Bylaws, applicable laws and The Nasdaq Listing Rules.

The Board has determined that each member of the Compensation Committee meets the independence requirements under Rule 5605(a) of Nasdaq Listing Rules and Rule 10C-1 under the Exchange Act.

Corporate Governance and Nominating Committee

The responsibilities of the Corporate Governance and Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establish procedures for the nomination process including procedures and the oversight of the evaluations of the Board and management.

The Board has determined that each member of the Corporate Governance and Nominating Committee meets the independence requirements under Rule 5605(a)(2) of Nasdaq Listing Rules.

The Nominating and Corporate Governance Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders since no shareholders have made any recommendations. If we receive any shareholder recommended nominations, the Corporate Governance and Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith. Shareholders who wish to recommend candidates for election to the Board must do so in writing. The recommendation should be sent to the Secretary of Cocrystal Pharma, Inc., at 4400 Biscayne Boulevard, Miami, FL 33137, and must be in accordance with our Bylaws with respect to nomination of persons for election to the Board.

The Nominating and Corporate Governance Committee recommended to the Board that it nominate each of the incumbent directors for election at the 2019 Annual Meeting.

Board Diversity

While we do not have a formal policy on diversity, our Board and Nominating and Corporate Governance Committee consider diversity to include the skill set, background, reputation, type and length of business experience of our board members as well as a particular nominee’s contribution to that mix. Although there are many other factors, our Board seeks individuals with experience in the pharmaceutical industry, legal and accounting skills and board experience.

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Board Leadership Structure

Our Board has determined that its current structure, with a combined Chairman and Chief Executive Officer roles, is in the best interests of Cocrystal and its shareholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others:

●	The Chief Executive Officer is intimately involved in the day-to-day operations of Cocrystal and is best positioned to elevate the most critical business issues for consideration by the Board.

●	The Board believes that having the Chief Executive Officer serve in both capacities allows him to more effectively execute Cocrystal’s strategic initiatives and business plans and confront its challenges. A combined Chairman and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our shareholders. The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board. The Board believes that the use of regular executive sessions of the non-management directors allows it to maintain effective oversight of management.

Board Assessment of Risk

The Board is actively involved in the oversight of risks that could affect Cocrystal. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee considers and reviews with our independent public accounting firm and management the adequacy of our internal controls, including the processes for identifying significant risks and exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board is involved in oversight and administration of risk and risk management practices. Members of our senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board as a whole. Members of our senior management have an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention arise. Members of our senior management regularly attend portions of the Board’s meetings, and often discuss the risks related to our business.

The Board actively interfaces with management on seeking solutions to any perceived risk.

Compensation Policies and Practices as Related to Risk Management

The Compensation Committee and management do not believe that the Company maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. Our Compensation Committee plans to issue equity grants to employees in the near future. We believe this will help align our employees’ interests with those of our shareholders.

The principal risks other than liquidity relate to the results of our clinical trials and research. We have two senior executive officers who are actively involved in monitoring our clinical research activities. In addition, our skilled and experienced Board includes five non-employee directors who actively monitor our clinical research as part of an effort to further the research while at the same time limiting risk taking.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer, as well as our Board. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. A copy of our Code of Ethics is available through the “Investors” section on our website, which can be found at www.cocrystalpharma.com. The information on, or that can be accessed through, our website is not incorporated herein. In addition, we will provide a copy of the Code of Ethics to any person without charge, upon request. The request for a copy can be made in writing by contacting our Corporate Secretary jmartin@cocrystalpharma.com.

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Shareholder Communications

Although we do not have a formal policy regarding communications with our Board, shareholders may communicate with the Board by writing to the Corporate Secretary of Cocrystal Pharma, Inc. at 4400 Biscayne Boulevard, Miami, FL 33137, or by email at: jmartin@cocrystalpharma.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons that no Forms 5 were required to report delinquent filings, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal year 2018.

Involvement in Certain Legal Proceedings

On September 7, 2018, the SEC filed a lawsuit in the Southern District of New York (the “Complaint”), against a number of individuals and entities including Dr. Frost. The Complaint alleged that Dr. Frost (i) participated in the alleged market manipulation in connection with two companies, (ii) failed to file required Schedule 13Ds with the SEC, and (iii) sold unregistered securities without an applicable exemption. Under the terms of the settlement agreement between the SEC and Dr. Frost, and without admitting or denying any of the allegations in the Complaint, Dr. Frost agreed to injunctions from violations of Sections 5(a) and (c) and 17(a)(2) of the Securities Act, claims which may be satisfied by strict liability and negligence, respectively, and Section 13(d) of the Exchange Act, also a strict liability claim; to pay approximately $5.5 million in penalty, disgorgement and pre-judgment interest, which has been paid; and to be prohibited, with certain exceptions, from trading in penny stocks.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is the description of transactions since January 1, 2017, to which the Company has been a party, in which the amount involved exceeded $120,000, and in which any of our directors, executive officers, beneficial owners of 5% or more of our common stock and certain other related persons had a direct or indirect material interest, other than compensation arrangements described in this Proxy Statement under “Executive Compensation.” Share amounts and stock prices have been adjusted to give effect to the 1-for-30 reverse stock split effective February 24, 2018.

Beginning November 2014 until October 2018, the Company leased its Tucker, Georgia facility from a limited liability company owned by Dr. Raymond Schinazi, the Company’s former Chairman and principal shareholder. As of October 2018, the Company cancelled the leasing arrangement and closed its office in Tucker, Georgia. Total rent and other expenses paid in connection with this lease was $77,000 and $242,000 for the years ended December 31, 2018 and 2017, respectively.

In March 2013, the Company entered into a License Agreement (the “License Agreement”) with Emory University (“Emory”), where Dr. Raymond Schinazi, the Company’s former Chairman and principal shareholder serves as the Frances Winship Walters Professor of Pediatrics and Director of the Laboratory of Biochemical Pharmacology. The License Agreement covered the patents and patent applications for Hepatitis C virus (“HCV”) inhibitors, which are not essential to our HCV program. The License Agreement included payments due to Emory ranging from $40,000 to $500,000 based on successful achievement of certain drug development milestones. Additionally, the Company undertook to make royalty payments at 3.5% of net sales due to Emory with a minimum in year one of $25,000 and increase to $400,000 in year five upon product commercialization. Due to Dr. Schinazi’s relationship with Emory and his contributions to the intellectual property and technology which are the subject of the license, he may have had a direct or indirect material interest in the License Agreement. In December 2018, the Company notified Emory of the termination of the License Agreement, and the License Agreement was terminated in March 2019.

On November 24, 2017, the Company borrowed $500,000 from each of Dr. Schinazi, the Company’s former Chairman and principal shareholder, and Brace Pharma Capital, LLC, a company in which Dr. Schinazi serves as a director and has a minority interest, in exchange for two-year 8% convertible notes each in the principal amount of $500,000 (the “2017 Notes”). On January 31, 2018, the Company borrowed $1,000,000 from OPKO in exchange for a two-year 8% convertible note in the principal amount of $1,000,000 (the “2018 Note” and together with the 2017 Notes, the “Notes”). In May 2018, pursuant to a resolution of its two disinterested directors the Company agreed to the conversion of the Notes at a reduced conversion price of $1.90 per share, which was the offering price in the Company’s previously closed public offering (described below). On May 10, 2018, Dr. Schinazi’s Note was converted into Common Stock. On May 18, 2018, the remaining Notes were converted into Common Stock.

On May 3, 2018, the Company closed an underwritten public offering of 4,210,527 shares of Common Stock at a price to the public of $1.90 per share (the “Offering”). The gross proceeds from the Offering were approximately $8,000,000. RFS Partners, LP, a limited partnership controlled by Dr. Raymond Schinazi, the Company’s former Chairman and principal shareholder, invested approximately $800,000 and Frost Gamma Investments Trust, of which Dr. Phillip Frost, a director of the Company, is the trustee, invested approximately $200,000 in the Offering.

In September 2018, the Company leased administrative offices from a limited liability company owned by one of the Company’s directors and principal shareholder, Dr. Phillip Frost. The lease term is three years with an optional three-year extension. On an annualized basis, rent expense, including taxes and fees, for this location would be approximately $58,000. The Company paid a lease deposit of $4,000 and total rent and other expenses paid in connection with this lease was $19,000 for the year ended December 31, 2018.

See the Section titled “Independence” above for disclosure regarding director independence.

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EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us to those persons serving as our Chief Executive Officer (principal executive officer) during 2018 (including those who served in an interim capacity), and our two most highly compensated executive officers other than the Chief Executive Officer whose total compensation exceeded $100,000. We refer to these persons as the “Named Executive Officers.”

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gary Wilcox	2018	136,952	421,400	-	558,352
Chief Executive Officer	2017	100,643	-	-	100,643

James Martin	2018	230,836	316,050	-	549,866
Chief Financial Officer	2017	134,654	-	64,905	199,559

Sam Lee	2018	200,836	210,700	-	411,536
President	2017	253,336	-	-	253,336

(1)	Salary amounts reflect amounts earned and paid each year.
(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019.
(3)	Mr. Martin was paid $64,905 for consulting services prior to joining the Company as Chief Financial Officer.

Named Executive Officers’ Employment Agreements

Gary Wilcox. Dr. Wilcox has served as the Chief Executive Officer since July 2016. Prior to that, Dr. Wilcox had served as a senior adviser to the Company pursuant to a letter agreement dated March 31, 2015, which was not modified upon his appointment as Chief Executive Officer. Under the letter agreement, Dr. Wilcox’s employment is on an at-will basis and may be terminated by either party, and his annual salary was $100,000. In September 2018, Dr. Wilcox’s annual salary was increased to $200,000. The letter agreement contains non-competition and non-disclosure covenants by Dr. Wilcox.

Sam Lee. The Company has entered into an employment agreement with Sam Lee, the Company’s President effective January 2, 2014. Pursuant to the terms of his employment agreement, Dr. Lee’s employment is on an at-will basis and may be terminated by either party. Dr. Lee receives an annual base salary of $200,000, which was decreased from $260,000 as of December 2017.

James Martin. The Company entered into a letter agreement with Mr. Martin effective June 1, 2017. Mr. Martin receives an annual base salary of $230,000, which is subject to annual review. In addition to the base salary, Mr. Martin is eligible to receive a discretionary bonus, to the extent approved by the Board.

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Outstanding Equity Awards at Fiscal Year-End

Listed below is information with respect to unexercised options that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2018:

Outstanding Equity Awards At Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Gary Wilcox	–	200,000	–	2.78	9/20/28

James Martin	–	150,000	–	2.78	9/20/28

Sam Lee	–	100,000	–	2.78	9/20/28

(1)	The stock options vest as follows: 25% shall vest and become exercisable on September 21, 2019 and the remaining 75% shall vest and become exercisable in twelve equal quarterly installments on the last day of March, June, September, and December (commencing December 31, 2019 and continuing through September 21, 2022), provided that the optionee continues to serve as a director and/or officer of the Company on each applicable vesting date.

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DIRECTOR COMPENSATION

Compensation of Directors

In 2018, non-employee members of our Board of Directors were compensated for as follows:

Name	Option Awards ($)(1)(2)	Total ($)

David Block (3)	105,350	105,350

Phillip Frost	105,350	105,350

Jane Hsiao	105,350	105,350

Steven Rubin	105,350	105,350

Raymond Schinazi (4)	105,350	105,350

Gary Wilcox	–	–

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our board of directors during 2018, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director.

(2)	On September 21, 2018, the Compensation Committee granted 50,000 non-qualified stock options to each director of the Company, except Dr. Wilcox, under the Plan.

(3)	Dr. Block resigned from the Board effective January 4, 2019.

(4)	Dr. Schinazi resigned from the Board effective February 1, 2019.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our common stock beneficially owned as of April 24, 2019 by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) each of our Named Executive Officers and (iv) all current executive officers and directors of Cocrystal as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Cocrystal Pharma, Inc., 19805 N. Creek Parkway, Bothell, WA.

Beneficial Owner	Amount of Common Stock Beneficially Owned and Nature of Beneficial Owner (1)	Percent of Class (1)
Directors and Named Executive Officers:

Gary Wilcox (2)	564,952	1. 8%

James Martin (3)	‒	‒

Sam Lee (4)	436,262	1.4%

Todd Brady (5)	‒	‒

Phillip Frost (6)	3,664,014	11.6%

Jane Hsiao (7)	306,479	1.0%

Anthony Japour (8)	‒	‒

Steven Rubin (9)	32,197	*

All directors and executive officers as a group (8 persons):	5,003,904	15.8%

5% Shareholder:

Frost Gamma Investments Trust (10)	3,655,265	11.6%

OPKO Health, Inc. (11)	2,659,683	8.4%

Raymond Schinazi (12)	10,361,985	32.6%

LSP Life Sciences Fund N.V. (13)	1,885,394	6.0%

* Less than 1%.

(1)	Applicable percentages are based on 31,620,646 shares of common stock outstanding as of April 24, 2019. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, and preferred stock currently exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, options, and warrants exercisable or convertible into common stock and vested or vesting within 60 days. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The number of shares reported as beneficially owned by former executive officers and/or directors is based upon a review of the Company’s stock transfer agent records.

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(2)	Dr. Wilcox is a Named Executive Officer and a director.

(3)	Mr. Martin is a Named Executive Officer.

(4)	Dr. Lee is a Named Executive Officer.

(5)	Mr. Brady is a director.

(6)	Dr. Frost is a director. Includes (i) 3,655,265 shares of common stock held by Frost Gamma Investments Trust and (ii) 8,749 vested options. Dr. Frost is the trustee of Frost Gamma Investments Trust. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is the sole shareholder of Frost-Nevada Corporation. Does not include securities held by OPKO, a corporation of which Dr. Frost is the Chief Executive Officer and Chairman, concerning the securities of which Dr. Frost does not hold voting and investment control. Dr. Frost disclaims beneficial ownership of the securities held by Frost Gamma Investments Trust and OPKO except to the extent of any pecuniary interest therein. Address is 4400 Biscayne Boulevard, Miami, FL 33137.

(7)	Dr. Hsiao is a director. Includes (i) 114,509 shares of common stock held directly by Dr. Hsiao, (ii) 183,221 shares of common stock held by Hsu Gamma Investment, L.P, for which Dr. Hsiao serves as General Partner, and (iii) 8,749 vested options.

(8)	Dr. Japour is a director.

(9)	Mr. Rubin is a director. Includes 23,448 shares of common stock and 8,749 vested options.

(10)	Dr. Frost has voting and investment control over the securities held by Frost Gamma Investments Trust. See Footnote 6 above. Address is 4400 Biscayne Boulevard, Miami, FL 33137.

(11)	Includes (i) 2,626,350 shares of common stock, and (ii) 33,333 warrants. Dr. Frost is the Chief Executive Officer and Chairman of OPKO. However, he does not hold voting and investment control over, and disclaims beneficial ownership of, the securities held by OPKO. Address is 4400 Biscayne Boulevard, Miami, FL 33137.

(12)	Dr. Schinazi is our former Chairman. Address is 1860 Montreal Road, Tucker, GA 30084. Includes 995,593 shares of common stock held by an entity controlled by Dr. Schinazi and (iii) 125,464 vested options.

(13)	Based on a Schedule 13G filed on February 11, 2019. LSP Life Sciences Fund N.V. (“Record Holder”) is the record holder of 1,046,294 shares of common stock. LSP Advisory B.V. (“Sole Director”) is the sole director of the Record Holder and in such capacity may be deemed to beneficially own the shares held of record by Record Holder. In addition, Sole Director has the power to vote and dispose of 839,100 shares of common stock held in client accounts for which it serves as the investment advisor. LSP Advisory Group B.V. is the sole shareholder of the Sole Director and Mr. Marcus Wegter is the director of LSP Advisory Group B.V. Therefore, each of LSP Advisory Group B.V. and Mr. Wegter may be deemed to share beneficial ownership of the shares of common stock beneficially owned by LSP Advisory B.V. Address is c/o LSP, Johannes Vermeerplein 9, 1071 DV Amsterdam, the Netherlands.

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PROPOSAL 2.

APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 2015 EQUITY INCENTIVE PLAN

Our Board has adopted a resolution declaring it advisable and in the best interests of Cocrystal and its shareholders that the shares of common stock authorized to be issued under the Plan be increased from 2,705,237 to 5,000,000 (the “Amendment”).

On April 13, 2015, the Board adopted the Plan. The Plan provides for the grant of incentive stock options, qualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, and performance shares or units and cash awards. Awards may be granted under the Plan to our employees, directors and independent contractors.

Overview and Purpose of the Shareholder Approval

In order to give the Company the flexibility to responsibly address its future equity compensation needs, the Company is requesting that shareholders approve the Amendment, which will authorize an additional 2,294,762 shares for issuance under the Plan, so that an overall total of 5,000,000 shares will be reserved under the Plan. Having a sufficient number of shares under the Plan is critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry. A copy of the Amendment is attached to this proxy statement as Annex A.

No Appraisal Rights

Shareholders have no rights under the Delaware General Corporation Law (the “DGCL”) or under our charter documents to exercise dissenters’ rights of appraisal with respect to the approval of the Amendment.

Description of the Plan

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the actual plan document.

Background

The purpose of the Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company and other equity-based awards, an incentive to its officers and other key employees and consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons’ interests in the Company’s welfare, by encouraging them to continue their services to the Company, and by enabling the Company to attract individuals of outstanding ability to become employees, consultants, officers and directors of the Company.

Administration and Eligibility

The Plan is administered by our Compensation Committee or by the Board, which we refer to as the “Administrator.” Under the DGCL, the Board may delegate to officers of the Company the power to grant awards to employees who are not officers or directors.

Awards granted under the Plan may be restricted stock, restricted stock units, options and stock appreciation rights (“SARs”) which are awarded to employees, consultants, officers and directors, who, in the opinion of the Administrator, have contributed, or are expected to contribute, materially to our success.

The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Administrator, in its sole discretion. As of the record date, approximately 15 employees and directors are eligible to participate in the Plan.

Limitation on Awards

The exercise price of options or SARs granted under the Plan shall not be less than the fair market value of our common stock at the time of grant. The option price may be paid in United States dollars by check or wire transfer or, at the discretion of the Administrator, by delivery of shares of our common stock having fair market value equal as of the date of exercise to the cash exercise price, or a combination thereof.

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Stock Options

The Administrator may grant either qualified options, which are options that qualify as incentive stock options under Section 422(b) of the Internal Revenue Code (the “Code”), or non-qualified stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the trading date the option is granted.

Stock Appreciation Rights

A SAR entitles the holder to receive, as designated by the Administrator, cash or shares of common stock, having a value equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Administrator.

The exercise price of each SAR granted under the Plan shall be established by the Administrator or shall be determined by the method established by the Administrator at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of the grant of the SAR, or such higher price as is established by the Administrator. Shares of common stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Administrator may establish in the applicable SAR agreement or document, if any.

Restricted Stock Awards

A restricted stock award gives the recipient a stock award subject to restriction on sale. The Administrator determines the terms and conditions of restricted stock awards, including the number of shares of restricted stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award generally will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive cash dividends and share and property distributions on the shares.

Restricted Stock Units

A restricted stock unit gives the recipient the right to receive a number of shares of our common stock on the applicable vesting or other dates. Delivery of the restricted stock unit may be deferred beyond vesting as determined by the Administrator. The Administrator determines the terms and conditions of restricted stock units, including the number of units granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award and possess no incidents of ownership with respect to the underlying common stock.

Performance Awards

The Plan provides for performance based awards, the grant or vesting of which is dependent upon attainment of objective performance targets relative to certain performance measures. The terms and conditions of any Performance-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Compensation Committee and not inconsistent with the Plan. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the Performance-Based Award.

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Term, Termination and Amendment

The Administrator may terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate 10 years from adoption. No award may be granted under the Plan once it is terminated. Termination of the Plan shall not impair rights or obligations under any award granted while the Plan is in effect, except with the written consent of the grantee. The Board at any time, and from time to time, may amend the Plan; provided, however, no amendment shall be affected unless approved by our shareholders to the extent that shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or required by the rules of the principal national securities exchange or trading market upon which our common stock trades.

The Administrator at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee. In addition, any amendment of the purchase price or exercise price of any outstanding award will not be effective without shareholder approval.

The number of shares with respect to which options or stock awards may be granted under the Plan, the number of shares covered by each outstanding option or SAR, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares.

Forfeiture

All vested or unvested awards may be immediately forfeited in the event that the recipient performs certain acts against the interests of the Company including termination as a result of fraud, dishonesty or violation of Company policy.

Adjustments upon Changes in Capitalization

In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction, substitutions or adjustments will be made by our compensation committee to: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding awards; and (iii) to the exercise price of outstanding options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences with respect to awards granted under the Plan.

Restricted Stock Awards

The recipient of a restricted stock award does not have taxable income upon receipt of the award. When the restricted stock award is vested, the recipient will recognize ordinary income in an amount equal to the difference of the fair market value of the shares on the date of vesting and the amount paid for such restricted stock, if any.

Upon the vesting of a restricted stock award, the Company will be entitled to a corresponding income tax deduction in the tax year in which the restricted stock award vested.

The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the recipient will not realize any additional taxable income when the shares become vested.

Restricted Stock Units

A recipient will not recognize taxable income upon the grant of a restricted stock unit, and we will not be entitled to a deduction, until the shares and/or cash with respect to the award are transferred to the recipient, generally at the end of the vesting period. At the time of transfer, the recipient will recognize ordinary income equal to the value of the shares of common stock and/or cash. The Company will be entitled to a deduction equal to the income recognized by the recipient. The subsequent disposition of shares acquired pursuant to a restricted stock unit award will result in capital gain or loss (based upon the difference between the price received upon disposition and the recipient’s basis in those shares).

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Stock Options

The recipient does not recognize any taxable income as a result of a grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. When the shares are sold, any difference between the sale price and the fair market value of the shares on the date of exercise will generally be treated as long term or short term capital gain or loss, depending on whether the stock was held for more than one year. Upon the exercise of a non-qualified stock option, the Company will be entitled to a corresponding income tax deduction in the tax year in which the option was exercised.

Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the recipient disposes of the shares within the two-year or one-year periods referred to above, the recipient will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock Appreciation Rights

A recipient does not recognize any taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.

Upon the exercise of an SAR, the Company will be entitled to a corresponding income tax deduction in the tax year in which the SAR was exercised.

Transfer

Except for incentive stock options, all awards are transferable subject to compliance with the securities laws and the Plan. Incentive stock options are only transferable by will or by the laws of descent and distribution.

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Equity Compensation Plan Information

The Company currently only grants equity awards under the Cocrystal Pharma, Inc. 2015 Equity Incentive Plan. The following chart reflects the number of securities granted and the weighted average exercise price for our compensation plans as of December 31, 2018.

Name Of Plan	Number of shares of common stock to be issued upon exercise of outstanding options (1)(2) (a)	Weighted-average exercise price of outstanding options (b)($)	Number of shares remaining available for future issuance under equity compensation plans (excluding the shares reflected in column (a))(1) (c)
Equity compensation plans approved by security holders	984	8.45	873

Equity compensation plans not approved by security holders	‒	‒	‒

Total	984	8.45	873

(1)	In thousands.

(2)	Excludes approximately 367,000 shares of common stock issuable upon exercise of outstanding options subject to the 2007 Equity Incentive Plan assumed by the Company in connection with the merger with Cocrystal Discovery, Inc. in January 2014, with a weighted-average exercise price of $4.71.

New Plan Benefits

Because future grants of awards under the Plan are subject to the discretion of the Board and the Administrator, the future awards that may be granted to participants cannot be determined at this time. There are no grants that have been previously made which are contingent upon receiving shareholder approval of the grant.

The Board recommends a vote “For” this proposal.

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PROPOSAL 3.

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING December 31, 2019

Our Audit Committee appointed Weinberg & Company, P.A. (“Weinberg”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and our Board recommends that shareholders vote for the ratification of such appointment. Weinberg has been engaged as our independent registered public accounting firm on April 18, 2019.

Selection of Cocrystal’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of Cocrystal for ratification. However, Cocrystal is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during 2019 if they determine that such a change would be in the best interests of Cocrystal and its shareholders. If the appointment is not ratified, the Audit Committee will consider its options.

A representative of the Weinberg is not expected to be present at the 2019 Annual Meeting.

The Board recommends a vote “For” the ratification of the appointment of Weinberg.

Audit Committee Report

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.

The Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●	met privately with the independent registered public accounting firm and discussed matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees”;

●	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with Cocrystal; and

●	in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

This report is submitted by the Audit Committee.

Steven Rubin, Chair

Todd Brady

Phillip Frost

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The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Cocrystal files with the SEC.

It is not the duty of the Audit Committee to determine that Cocrystal’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Cocrystal’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Cocrystal’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee reviews and approves audit and permissible non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. In its review of non-audit service and its appointment of our independent registered public accounting firm, the Audit Committee considers and considered whether the provision of such services was compatible with maintaining independence. All of the services provided and fees charged by our principal accountants in fiscal 2018 and 2017 were approved by the Audit Committee in accordance with its pre-approval policy.

All of the services provided and fees charged by our principal accountant in 2018 and 2017 were approved by the Audit Committee in accordance with its pre-approval policy.

Recent Change in Principal Accountants

BDO USA, LLP (the “Former Auditor”) served as our independent registered public accounting firm from 2014 until April 12, 2019. The reports of the Former Auditor on Cocrystal’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that each report contained an explanatory paragraph describing conditions that raised substantial doubt about Cocrystal’s ability to continue as a going concern. The decision to change accountants was approved by our Audit Committee.

During Cocrystal’s two most recent fiscal years and through the Former Auditor’s dismissal, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

Principal Accountant Fees and Services

The following table shows the fees billed (or with respect to the “Audit Fees” expected to be billed) by our principal accountant for the fiscal years ended December 31, 2018 and 2017.

	2018 ($)	2017 ($)
Audit Fees (1)	315,000	224,845
Audit-Related Fees (2)	15,670	670
Tax Fees (3)	21,800	24,912
Total	351,800	250,427

(1)	Audit Fees relate to the audits of our annual financial statements and the review of our interim quarterly financial statements.

(2)	Audit-Related fees relate to the Financial Accounting Standards Board’s Accounting Support fee.

(3)	Tax Fees relate to professional services rendered by our principal accountant for tax compliance, tax advice and tax planning.

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OTHER MATTERS

Cocrystal has no knowledge of any other matters that may come before the 2019 Annual Meeting and does not intend to present any other matters at the 2019 Annual Meeting. However, if any other matters shall properly come before the Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the 2019 Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the 2019 Annual Meeting, at your request, Cocrystal will cancel your previously submitted proxy.

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Annex A

Cocrystal Pharma, Inc.

Amendment to the 2015 Equity Incentive Plan

Cocrystal Pharma, Inc. amends its 2015 Equity Incentive Plan (the “Plan”) as follows:

Section 5.1 of the Plan shall be deleted and replaced by the following:

5.1. Available Shares. Subject to the provisions of Section 5.2 below, the aggregate number of shares of Common Stock which shall be available for grants or payments of Awards under the Plan during its term shall be 5,000,000 shares (the “Total Plan Shares”). In the event that (i) an Award (or portion thereof) lapses, expires or is otherwise terminated without the issuance of the shares subject to such Award or is settled by the delivery of consideration other than shares, (ii) shares are tendered to pay the exercise price of a Stock Option or other Award or (iii) shares are withheld from any award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award, such shares shall again become available for grants or Awards hereunder. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company. Awards that are payable only in cash are not subject to this Section 5.1.

A-1

COCRYSTAL PHARMA, INC. 19805 N. Creek Parkway Bothell, WA 98011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON You may vote the shares in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COCRYSTAL PHARMA, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all listed nominees:
1.	Elect six members of our Board of Directors for a one-year term expiring at the next annual meeting of shareholders.		[ ]	[ ]	[ ]	____________________________

Nominees:

	01) Gary Wilcox	04) Jane Hsiao
	02) Todd Brady	05) Anthony Japour
	03) Phillip Frost	06) Steven Rubin

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approve an amendment to Cocrystal’s 2015 Equity Incentive Plan to increase the number of authorized shares under the Plan by 2,294,762 shares of common stock to a total of 5,000,000 shares of common stock.	[ ]	[ ]	[ ]

3.	Ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for year ending December 31, 2019.	[ ]	[ ]	[ ]

NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	[ ]	[ ]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Form 10-K are available at www.proxyvote.com.

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E52476-P14488

COCRYSTAL PHARMA, INC.

Annual Meeting of Shareholders

June 21, 2019 2:00 PM, PDT

This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Gary Wilcox and James Martin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COCRYSTAL PHARMA, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, PDT on June 21, 2019 at 19805 N. Creek Parkway, Bothell, Washington 98011, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side